EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 27 , 2018 (the “Effective Date”), is entered into by and between MAXIMILLIAN RESOURCES, LLC, a Delaware limited liability company (“Seller”), and DAYBREAK OIL AND GAS, INC., a Washington corporation (“Purchaser”).

WHEREAS, Seller and Purchaser are parties to that certain Amended and Restated Loan and Security Agreement, dated as of August 28, 2013, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement and Share Repurchase Agreement dated as of August 21, 2014, that certain Second Amendment to Amended and Restated Loan and Security Agreement and Warrant Amendment dated as of May 20, 2015, that certain Third Amendment to Amended and Restated Loan and Security Agreement and Second Warrant Amendment dated as of October 14, 2015, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement and Second Warrant Amendment dated as of October 31, 2016 (as the same has been and may hereafter be amended from time to time, herein the “Loan Agreement”), pursuant to which Seller has extended certain credit and other financial accommodations to the Purchaser, and pursuant to which Seller holds a certain secured promissory note, dated as of August 28, 2013, between Seller and Purchaser for an outstanding principal amount of

$9,063,144 (the “California Note”);

WHEREAS, Seller holds a secured promissory note dated January 17, 2017 and amended on February 10, 2017 and (b) a secured promissory note dated May 4, 2017, in an aggregate outstanding principal amount of $94,650 (collectively the “Michigan Note”);

WHEREAS, Seller holds an undivided forty percent (40%) Working Interest, as defined in Section 1 below, in certain initial oil and gas leases in the Prospects, as defined below (the “Lease Interests”), where Westside Exploration, LLC, a Michigan limited liability company ( “Westside”), is the operator, pursuant to a certain Exploration Agreement, dated December 1, 2016, among Seller, Westside and Purchaser (as amended, the “Exploration Agreement”); and

WHEREAS, Seller wishes to sell and assign to Purchaser all of its title and rights to and under the Loan Agreement, the California Note, the Michigan Note, the Lease Interests and the Exploration Agreement, and Purchaser wishes to purchase and assume from Seller, all of Seller’s title and rights to and under the Loan Agreement, the California Note, the Michigan Note, the Lease Interests and the Exploration Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions. The capitalized terms within this Agreement not defined shall have the meanings as set forth in this Section 1.

“Belvidere Prospect” shall mean the land lying within the outline shown as Exhibit A-1 located within Montcalm County, Michigan.

“Bushnell Prospect” shall mean the land lying within the outline shown as Exhibit A-2 located within Montcalm County, Michigan.

“Leases” means the initial oil and gas leases in the Prospects.

“Notes” means, collectively, the California Note and the Michigan Note.

“Prospects” means, collectively, the Belvidere Prospect and the Bushnell Prospect.

“Securities” means, collectively, (i) the Notes, (ii) the Lease Interests, (iii) the Exploration Agreement, (iv) the Loan Agreement, (v) any equity interests that Seller may hold in Purchaser or Westside and (vi) all rights of Seller or any of its affiliates under any other agreement, amendment, certificate, indebtedness or other document related to the foregoing or related to the Purchaser to which Seller or any of its affiliates is a party.

“Working Interest” means that interest which bears a share of all costs and expenses proportionate to the interest owned, associated with the exploration, development and operation of the Leases associated therewith, that the owner of a Lease is required to bear and pay by reason of such ownership, expressed as a decimal or fraction.

2.

Purchase and Sale. At and upon the Closing, as defined below, Seller shall assign, transfer, grant, convey and deliver to Purchaser, and Purchaser shall accept and assume from Seller, all of Seller’s rights and obligations (the “Assigned Interests”) to and under the Securities in each case as of the Closing Date and including, without limitation, all rights, remedies, title and interest of Seller under the Securities and any other contractual obligations of Seller under the Securities. Such purchase and sale is made without recourse, representation or warranty of any kind except as expressly set forth herein.

3.

Assignment and Assumption. At and upon the Closing, (a) Purchaser shall accept such assignment and assumption and agrees to perform and discharge all duties and obligations of Seller under the Securities, which assumption shall not create any obligation in addition to or separate from the obligations of Seller already existing pursuant to the Securities, nor shall it enlarge or diminish such existing obligations, and (b) Seller shall relinquish all of its rights under the Securities with respect to the Assigned Interests. The assignment and assumption of the Assigned Interests pursuant to this Assignment Agreement shall not create or enlarge any rights of any third parties.

4.

Payment in Full and Termination of Indebtedness Agreements.

a.

Notwithstanding anything to the contrary set forth in this Agreement, upon the Closing, (a) all loans and obligations evidenced by the Loan Agreement, the California Note and the Michigan Note, and any other loan agreements with respect to indebtedness of Purchaser or Westside to Seller or any affiliate of Seller (collectively, the “Indebtedness Agreements”) shall be deemed paid in full and all other indebtedness of Purchaser or Westside under the Indebtedness Agreements shall be satisfied in full, (b) all the security interests, mortgages, liens, pledges, charges and other encumbrances in favor of the Seller and/or any affiliates of the Seller to secure the loans and obligations pursuant to the Indebtedness Agreements shall be automatically released with no further action on Seller’s part, (c) all guaranties supporting the Indebtedness Agreements shall be released with no further action on Seller’s part, (d) all of the other obligations of Purchaser or Westside under the Indebtedness Agreements shall be released with no further action on our part and (e) the Indebtedness Agreements shall be terminated, canceled and of no further force and effect.

b.

Upon the Closing, the Seller hereby agrees to promptly deliver to the Purchaser, in each case at the expense of the Purchaser, all promissory notes held by the Seller or any of its affiliates in connection with the Indebtedness Agreements.

c.

Upon the Closing, the Seller hereby authorizes the Purchaser to file on its behalf: (a) all Uniform Commercial Code releases and/or terminations and other terminations and releases in form acceptable for recording, terminating all of the Seller’s liens and security interests in any collateral secured pursuant to the Indebtedness Obligations; (b) all releases, discharges and satisfactions of all mortgages in favor of the Seller; and (c) all other instruments and documents evidencing the consummation of the payoff contemplated hereby and the aforementioned termination and release, in each case of (a), (b) or (c) above, in form reasonably acceptable to Seller.

d.

Upon the Closing, the Seller agrees to procure, deliver or execute and deliver to the Purchaser, from time to time upon written request made within 45 days of the Closing Date, all further releases, termination statements, certificates, instruments and documents, each in form and substance satisfactory to the Purchaser, and take any other actions, as may be reasonably requested by the Purchaser or which are required to evidence the consummation of the payoff contemplated hereby, in each case at the expense of the Purchaser (including attorneys' fees and expenses).

5.

Consideration. In consideration for Seller’s conveyance of the Securities and corresponding Assigned Interest, Purchaser shall pay to Seller an aggregate purchase price of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) (the “Purchase Price”) on or prior to the Closing Date.

6.

Closing. Subject to the terms and conditions contained in this Agreement, the closing of the purchase, sale, assignment and assumption of the Securities and the Assigned Interests thereunder (the “Closing”) to be held on the date hereof (the “Closing Date”) will take place remotely by electronic exchange of counterpart signature pages and by Purchaser’s payment to Seller by wire transfer of immediately available funds in the amount of the Purchase Price in accordance with the wire instructions in Schedule A attached hereto, unless another date or place is agreed to in writing by the parties hereto. At the Closing, the obligation of Seller and Purchaser to consummate and close the transactions hereunder will be subject only to the delivery to Purchaser or Purchaser’s counsel of any original Notes in Seller’s possession or a lost certificate affidavit with respect to any Notes not in Seller’s possession.

7.

Closing Conditions.

a.

The obligation of Seller to sell, transfer and assign the Securities to Purchaser hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i)

The representations and warranties of Purchaser in Section 8 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)

Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)

Purchaser shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein;

(iv)

Seller shall have received this Agreement duly executed by Purchaser; and

(v)

Seller shall have received the Purchase Price from Purchaser.

b.

The obligation of Purchaser to purchase and assume the Securities from Seller is subject to the satisfaction of the following conditions as of the Closing:

(i)

The representations and warranties of Seller in Section 7 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)

Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)

Seller shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the transactions contemplated herein; and

(iv)

Purchaser shall have received this Agreement duly executed by Seller.

8.

Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser the following:

(a)

Seller is the sole legal and beneficial owner of Securities and the Assigned Interests thereunder;

(b)

The Securities and the Assigned Interests thereunder are free and clear of any lien other than Seller’s lien thereon;

(c)

Seller has all requisite power, authority and legal authorization to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby;

(d)

This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms;

(e)

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller; and

(f)

Seller (i) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Securities and Assigned Interests or the execution, validity, enforceability, legality, genuineness, sufficiency or value of such documents and interests and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial or other condition of Seller, Purchaser, Westside or the Prospects (collectively, the “Issuer Entities”) or the performance or observance by the Issuer Entities of its respective obligations under the Securities.

9.

Representation and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller the following:

(a)

Purchaser has all requisite power, authority and legal authorization to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby;

(b)

This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms;

(c)

To the extent the Securities consist of securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”), Purchaser is acquiring such Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that such Securities are not registered under the Securities Act, or any state securities laws, and that such Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable;

(d)

To the extent the Securities consist of securities pursuant to the Securities Act, Purchaser recognizes that the purchase of such Securities involves a high degree of risk and that Purchaser is able to bear the economic risk of an investment in such Securities. Purchaser has knowledge and experience in business and financial matters such that Purchaser is a sophisticated investor capable of evaluating the merits and risks of the prospective investment;

(e)

Purchaser hereby acknowledges that the Securities have not been registered or otherwise reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority;

(f)

Purchaser realizes that it may not be possible to sell or dispose of the any of the Securities, and therefore the Securities must not be purchased unless Purchaser has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Purchaser can provide for current needs and personal contingencies;

(g)

Purchaser has not become aware of the offering of the Securities by any form of general solicitation or advertising, including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where those individuals that have attended have been invited by any such or similar means of general solicitation or advertising; and

(h)

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

10.

Survival and Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section shall survive (i) the Closing under this Agreement and (ii) the death or dissolution of Seller or Purchaser. Each party acknowledges the meaning and legal consequences of the representations, warranties and covenants in Sections 8 and 9 hereof, and that such party has relied upon the other party’s representations, warranties and covenants in entering into this Agreement. Each party hereby agrees to indemnify, defend and hold harmless the other party, and its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgment or amounts paid in settlement of actions arising out of or resulting from the untruth of any such representation or the breach of any such warranty or covenant of such indemnifying party. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to it under any applicable federal securities or state securities laws.

11.

Expenses; Recording. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Purchaser shall be solely responsible for all filings and recording of assignments and other documents which transfer any of the Securities to Purchaser and for all fees connected with such filing or recording. Upon request, Purchaser shall advise Seller of the pertinent recording data. Seller shall not be responsible for any loss to Purchaser because of Purchaser’s failure to file or record any such documents correctly or promptly.

12.

Further Assurances. During the 90 day period following the Closing, Seller and Purchaser shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

13.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below

(or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

If to Seller:

c/o Platinum Partners

230 Park Avenue

10th Floor, Suite 135

New York, NY 10169

Facsimile:

(212) 582-2424

E-mail:

bweisenberg@platinumlp.com

Attention:

Brent Weisenberg, General Counsel

With copy to:

Otterbourg P.C.

230 Park Avenue

New York, NY 10169

Facsimile:

(212) 682-6104

E-mail:

pberg@otterbourg.com

Attention:

Philip C. Berg, Esq.

If to Purchaser:

Daybreak Oil and Gas, Inc.

1101 N. Argonne Road

Suite A 211

Spokane Valley, WA

E-mail:

jimw@daybreakoilandgas.com

Attention:

Jim Westmoreland

14.

Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

15.

Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

16.

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.

Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.

Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed counterpart of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed counterpart of this Agreement.

21.

No Third Party Beneficiaries. This Agreement is for the exclusive benefit and convenience of the parties hereto. Nothing contained herein shall be construed as granting, vesting, creating or conferring any right of action or any other right or benefit upon any third party.

22.

Independent Representation. Purchaser and Seller acknowledge that they have each consulted an attorney concerning the terms of this Agreement or have elected not to do so but represent that they fully understand their rights and obligations hereunder. The parties further acknowledge that they have mutually negotiated the final terms and conditions of this Agreement, which shall be construed fairly and reasonably and not more strictly against one party than another.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first written above.

SELLER:

MAXIMILIAN RESOURCES, LLC

By	/s/MELANIE CYGANOWSKI
Name: Melanie Cyganowski
Title: Receiver

PURCHASER:

DAYBREAK OIL AND GAS, INC.

By	/s/JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

SCHEDULE A

Wire Instructions

Bank Name:

Bank ABA:

Bank Account Name:

Bank Account No:

Reference:

Currency:

SCHEDULE B

[Intentionally Omitted.]

EXHIBIT A-1

Belvidere Prospect

(See Attached)

EXHIBIT A-2

Bushnell Prospect

(See Attached)